Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2012 SECOND QUARTER RESULTS:

STOCKHOLDERS’ EQUITY PER COMMON SHARE

INCREASES 8.4% SINCE 2011 YEAR-END

NEW YORK, NY, August 6, 2012 – Alleghany Corporation (NYSE-Y) reported stockholders’ equity per common share of $370.93 at June 30, 2012, an increase of 8.4% from stockholders’ equity per common share of $342.12 at 2011 year-end. Stockholders’ equity per common share as of June 30, 2012 reflects 8,360,959 shares issued in connection with the merger between Alleghany and Transatlantic Holdings, Inc., which closed on March 6, 2012.

Stockholders’ equity increased to approximately $6.3 billion as of June 30, 2012, compared with approximately $2.9 billion as of December 31, 2011, reflecting both the merger and Alleghany’s net earnings in the first six months of 2012. Alleghany’s results for the first six months of 2012 include Transatlantic’s operations subsequent to the closing date.

Alleghany’s cash and invested assets as of June 30, 2012 totaled approximately $18.5 billion, compared with $4.9 billion at December 31, 2011. Net premiums written for the second quarter of 2012 were $1,224 million, compared with $245 million for the second quarter of 2011. For the first six months of 2012, net premiums written totaled $1,658 million, compared with $411 million for the first six months of 2011.

Alleghany’s net earnings for the second quarter of 2012 were $109.3 million or $6.46 per common share (presented on a basic basis throughout), compared with $15.1 million, or $1.69 per common share for the second quarter of 2011. For the first six months of 2012, net earnings were $669.4 million or $48.03 per common share, compared with $86.4 million, or $9.69 per common share for the first six months of 2011. The first six months of 2012 include merger-related items associated with the purchase of Transatlantic, including a gain of $494.9 million resulting from the application of purchase accounting treatment, amortization of intangible assets of $140.0 million and transaction costs of $33.8 million.

Alleghany’s pre-tax net earnings for the second quarter of 2012, before merger-related items, were $252.7 million, compared with $15.3 million in the second quarter of 2011. For the first six months of 2012, pre-tax net earnings, before merger-related items, were $434.6 million, compared with $105.6 million in the first six months of 2011. A summary of Alleghany’s pre-tax results for the three and six months ended June 30, 2012 and 2011 follows:

	Three Months ended June 30,			Six Months ended June 30,
(in millions)	2012	2011	Change	2012	2011	Change
Underwriting profit (loss):
Reinsurance	$165.5	$—	$165.5	$231.7	$—	$231.7
Insurance	10.4	(2.8)	13.2	44.5	40.6	3.9

	175.9	(2.8)	178.7	276.2	40.6	235.6

Net investment income	90.9	28.6	62.3	144.1	60.2	83.9
Net realized capital gains	39.4	6.5	32.9	107.5	41.2	66.3
Other than temporary impairment losses	(1.1)	—	(1.1)	(2.9)	—	(2.9)
Other income	9.3	0.2	9.1	9.6	1.1	8.5
Other operating expenses	(34.8)	(7.9)	(26.9)	(50.5)	(17.4)	(33.1)
Corporate administration	(11.1)	(5.0)	(6.1)	(24.6)	(11.4)	(13.2)
Interest expense	(15.8)	(4.3)	(11.5)	(24.8)	(8.7)	(16.1)

Net earnings before merger related items and income taxes	$252.7	$15.3	$237.4	$434.6	$105.6	$329.0
Merger-related items:
Gain on bargain purchase	—	—	—	494.9	—	494.9
Amortization of intangible assets*	(108.1)	(0.8)	(107.3)	(140.0)	(1.6)	(138.4)
Transaction costs	—	—	—	(33.8)	—	(33.8)

	(108.1)	(0.8)	(107.3)	321.1	(1.6)	322.7
Earnings before income taxes	$144.6	$14.5	$130.1	$755.7	$104.0	$651.7

*	Include immaterial amounts of ongoing amortization arising from the acquisition of subsidiaries other than Transatlantic.

Weston M. Hicks, President and chief executive officer, commented:

“Alleghany’s second quarter results demonstrated the benefit of owning a more diversified risk portfolio following the Transatlantic merger. In summary, solid underwriting results and strong fixed income performance during the quarter overcame a negative return on common equity investments to generate modest growth in Alleghany’s book value.”

“Transatlantic and RSUI produced favorable underwriting results in the second quarter. Transatlantic is performing well and is proving to be a great fit with the Alleghany family. RSUI continued to take advantage of improved market conditions by increasing its net premiums written by 15% during the quarter, with strong growth in both its property and casualty lines of business. Although Capitol Transamerica’s underwriting results were marred by an increase in loss reserves for a discontinued program, Capitol Transamerica’s continuing business produced a healthy underwriting margin and encouraging double-digit growth in premiums written.”

“Having completed a $400 million senior debt offering in June, Alleghany is well-positioned for the future with over $800 million of corporate liquid assets and strongly capitalized operating subsidiaries with attractive books of business.”

Alleghany’s underwriting profit for the second quarter of 2012 was $175.9 million, compared with an underwriting loss of $2.8 million in the second quarter of 2011, reflecting the contribution of $165.5 million of underwriting profit from the reinsurance segment (comprised of Transatlantic’s operations), and to a lesser extent, an insurance segment underwriting profit in the second quarter of 2012, compared with an underwriting loss in the corresponding 2011 period. The reinsurance segment’s underwriting profit for the second quarter of 2012 was due primarily to the lack of large property losses and the favorable impact of purchase accounting on Transatlantic’s expense ratio. The insurance segment’s underwriting profit for the second quarter of 2012 was due primarily to strong second quarter performance at RSUI, including improved property market pricing, and the absence of adverse reserve development at PacificComp that was significant in the 2011 period, partially offset by the impact of higher net adverse reserve development at Capitol Transamerica. The insurance segment’s net written premium for the second quarter of 2012 increased by 14.8% to $280.8 million from the 2011 second quarter.

Alleghany’s combined ratio for the second quarter of 2012 was 83.9%, compared with 101.6% during the second quarter of 2011. For the second quarter of 2012, the reinsurance segment’s combined ratio was 81.5%, and the insurance segment’s combined ratio was 94.9%, compared with 101.6% during the second quarter of 2011.

Alleghany’s underwriting profit for the first six months of 2012 was $276.2 million, compared with $40.6 million in the first six months of 2011. The increase reflects the contribution of $231.7 million of underwriting profit from the reinsurance segment during the 116-day period of Alleghany’s ownership of Transatlantic, and to a lesser extent, an increase in the insurance segment’s underwriting profit.

The reinsurance segment’s underwriting profit for the first six months of 2012 was due primarily to the lack of large property losses and the favorable impact of purchase accounting on Transatlantic’s expense ratio. The insurance segment’s underwriting profit for the first six months of 2012 was due primarily to strong performance at RSUI, including improved property market pricing, and the absence of adverse reserve development at PacificComp that was significant in the 2011 period, partially offset by the impact of higher adverse reserve development at Capitol Transamerica. The insurance segment’s net written premium for the first six months of 2012 increased by 16.4% to $478.7 million from the first six months of 2011.

Alleghany’s combined ratio for the first six months of 2012 was 82.0%, compared with 88.9% during the first six months of 2011. For the six months of 2012, the reinsurance segment’s combined ratio was 79.6%, and the insurance segment’s combined ratio was 88.7%, compared with 88.9% during the first six months of 2011.

Alleghany’s net investment income for the second quarter and first six months of 2012 was $90.9 million and $144.1 million, respectively, an increase of 218% and 139% over the corresponding 2011 periods, reflecting the addition of Transatlantic’s investment portfolio. The interest income earned on Transatlantic’s fixed income portfolio is net of a significant increase to amortization expense resulting from the write-up of the portfolio’s amortized cost basis to its fair value as of the acquisition date. This increased amortization expense reduced Transatlantic’s reported net investment income, compared with Transatlantic’s net investment income prior to the merger. Alleghany’s investment portfolio, excluding other invested assets, was $17.7 billion at June 30, 2012. The total return on the investment portfolio, excluding other invested assets, for the first six months of 2012 was 2.6%, including returns of 1.7% on the fixed income portfolio and 1.6% on the equity portfolio. The equity portfolio return compares with a 9.5% total return for the S&P 500 for the first six months of 2012. The total portfolio return exceeds the fixed income and equity returns due to favorable asset allocation shifts.

Additional information regarding Alleghany’s 2012 second quarter and year-to-date results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates stockholder value through the ownership and management of operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurance organization headquartered in New York; RSUI Group, Inc., a national underwriter of specialty property and liability insurance coverages; Capitol Transamerica Corporation, an underwriter of specialty property, casualty and surety insurance coverages; and Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California.

Comment on Regulation G

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, which is a “non-GAAP financial measure,” as such term is defined in Regulation G promulgated by the SEC. Underwriting profit represents net premiums earned less net loss and loss adjustment expense and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss, and when underwriting losses persist over extended periods, a reinsurance or insurance company’s ability to continue as an ongoing concern may be at risk. However, underwriting profit is not meant to be considered in isolation or as a substitute for earnings before income taxes or any other measures of operating performance prepared in accordance with U.S. GAAP. A reconciliation of underwriting profit to earnings before income taxes is presented in the schedules included herein.

# # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance operating units in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance operating units’ reinsurers to pay reinsurance recoverables owed to its reinsurance and insurance operating units;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance operating units;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the reliance by Alleghany’s reinsurance operating units on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance operating units;

•	the loss of key personnel;

•	fluctuation in foreign currency exchange rates;

•	risks associated with Alleghany’s failure to comply with the restrictive covenants contained in the agreements governing its indebtedness;

•	risks associated with Alleghany’s ability to make payments on, or repay or refinance, its debt;

•	risks associated with Alleghany’s ability to successfully integrate Transatlantic’s operations and employees; and

•	risks inherent in international operations.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Jeff Majtyka/Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2012 – $1,046,323; 2011 – $775,741)	$1,047,070	$870,950
Debt securities (amortized cost: 2012 – $15,372,156; 2011 – $2,538,872)	15,596,786	2,679,528
Short-term investments	1,023,144	1,096,517

	17,667,000	4,646,995
Other invested assets	433,930	179,815

Total investments	18,100,930	4,826,810
Cash	404,615	84,749
Accrued investment income	163,893	28,879
Premium balances receivable	762,145	147,006
Reinsurance recoverables	1,292,878	852,845
Ceded unearned premiums	171,054	142,946
Deferred acquisition costs	225,385	70,537
Property and equipment at cost, net of accumulated depreciation and amortization	31,541	17,906
Goodwill	82,495	48,095
Intangible assets, net of amortization	275,076	90,863
Current taxes receivable	69,356	—
Net deferred tax assets	500,076	80,975
Other assets	339,248	86,478

	$22,418,692	$6,478,089

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,720,944	$2,313,035
Unearned premiums	1,848,558	549,740
Senior Notes	1,819,825	299,035
Reinsurance payable	95,189	45,462
Current taxes payable	—	16,247
Other liabilities	654,051	328,893

Total liabilities	16,138,567	3,552,412

Common stock (shares authorized: 2012 and 2011 – 22,000,000; issued 2012 – 17,478,746; 2011 – 9,117,787)	17,479	9,118
Contributed capital	3,626,571	938,037
Accumulated other comprehensive income	139,031	155,532
Treasury stock, at cost (2012 – 547,953 shares; 2011 – 566,141 shares)	(161,944)	(167,319)
Retained earnings	2,658,988	1,990,309

Total stockholders’ equity	6,280,125	2,925,677

	$22,418,692	$6,478,089

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2012	2011
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,095,932	$183,878
Net investment income	90,860	28,545
Net realized capital gains	39,452	6,490
Other than temporary impairment losses	(1,129)	—
Gain on bargain purchase	—	—
Other income	9,276	248

Total revenues	1,234,391	219,161

Costs and Expenses
Net loss and loss adjustment expenses	680,885	122,619
Commissions, brokerage and other underwriting expenses	239,193	64,132
Other operating expenses	34,826	7,834
Corporate administration	11,094	5,002
Amortization of intangible assets	108,098	839
Interest expense	15,743	4,268

Total costs and expenses	1,089,839	204,694

Earnings before income taxes	144,552	14,467
Income taxes	35,243	(615)

Net earnings	$109,309	$15,082

Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $14,257 and $(13,154) for 2012 and 2011, respectively	26,477	(24,428)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $(13,413) and $(2,271) for 2012 and 2011, respectively	(24,910)	(4,218)
Change in unrealized currency translation adjustment, net of deferred taxes of $(8,012) and $0 for 2012 and 2011, respectively	(14,880)	—
Retirement plans	(14)	(50)

Comprehensive income	$95,982	$(13,614)

Basic earnings per share*	$6.46	$1.69
Diluted earnings per share*	6.45	1.68

*	2011 amounts reflect subsequent common stock dividends.

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2012	2011
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,530,139	$364,858
Net investment income	144,054	60,124
Net realized capital gains	107,441	41,182
Other than temporary impairment losses	(2,907)	—
Gain on bargain purchase	494,940	—
Other income	9,591	1,133

Total revenues	2,283,258	467,297

Costs and Expenses
Net loss and loss adjustment expenses	914,831	193,641
Commissions, brokerage and other underwriting expenses	339,053	130,660
Other operating expenses	50,478	17,241
Corporate administration	58,387	11,381
Amortization of intangible assets	140,037	1,678
Interest expense	24,820	8,720

Total costs and expenses	1,527,606	363,321

Earnings before income taxes	755,652	103,976
Income taxes	86,240	17,554

Net earnings	$669,412	$86,422

Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $34,402 and $40,295 for 2012 and 2011, respectively	63,889	74,834
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $(36,587) and $(14,414) for 2012 and 2011, respectively	(67,947)	(26,768)
Change in unrealized currency translation adjustment, net of deferred taxes of $(6,282) and $0 for 2012 and 2011, respectively	(11,667)	—
Retirement plans	(774)	(179)

Comprehensive income	$652,913	$134,309

Basic earnings per share*	$48.03	$9.69
Diluted earnings per share*	47.96	9.66

*	2011 amounts reflect subsequent common stock dividends.

Alleghany Corporation and Subsidiaries

Cash and Investments

(in millions)

	June 30, 2012	December 31, 2011
Equity securities:
Common stock	$1,047.1	$871.0
Preferred stock	—	—

Total equity securities	1,047.1	871.0

Debt securities:
U.S. Government obligations	528.6	267.8
Municipal bonds	6,602.3	1,113.6
Foreign government obligations	824.2	—
U.S. corporate bonds	3,040.9	354.1
Foreign corporate bonds	1,944.9	83.5
Mortgage and asset-backed securities:
Residential mortgage-backed securities	1,978.7	497.3
Commercial mortgage-backed securities	427.8	144.7
Other asset-backed securities	249.4	218.5

Total debt securities	15,596.8	2,679.5

Other invested assets:
Equity method investments	196.6	129.8
Partnership investments	206.7	23.6
Other	30.6	26.4

	433.9	179.8

Short-term investments	1,023.1	1,096.5

Total investments	18,100.9	4,826.8
Cash	404.6	84.7

Total cash and investments	$18,505.5	$4,911.5

Alleghany Corporation and Subsidiaries

Net Investment Income

(in millions)

	For the Three Months Ended June 30,
	2012	2011
Interest income	$88.9	$25.5
Dividends	4.3	10.5
Equity in income (losses) of Homesite	(2.2)	(6.6)
Equity in income (losses) of ORX	(1.5)	(1.2)
Other investment income (losses)	6.4	1.8

Total investment income	95.9	30.0
Investment expenses	(5.0)	(1.4)

Net investment income	$90.9	$28.6

	For the Six Months Ended June 30,
	2012	2011
Interest income	$130.0	$51.0
Dividends	6.2	20.3
Equity in income (losses) of Homesite	12.4	(7.1)
Equity in income (losses) of ORX	(3.3)	(2.2)
Other investment income (losses)	6.6	1.4

Total investment income	151.9	63.4
Investment expenses	(7.8)	(3.2)

Net investment income	$144.1	$60.2

Alleghany Corporation and Subsidiaries

Premiums Written

(in millions)

	For the Three Months Ended June 30,
	Gross Premiums Written				Net Premiums Written
	2012	2011	Change	% Change	2012	2011	Change	% Change
Reinsurance segment:
Property	$307.8	$—	$307.8	NM	$296.9	$—	$296.9	NM
Casualty and Other	656.5	—	656.5	NM	646.0	—	646.0	NM

	964.3	—	964.3	NM	942.9	—	942.9	NM

Insurance segment:
RSUI	365.2	320.7	44.5	13.9%	237.7	206.6	31.1	15.1%
CATA	41.7	38.6	3.1	8.0%	39.4	36.2	3.2	8.8%
PCC	3.6	0.7	2.9	414.3%	3.7	1.8	1.9	105.6%

	410.5	360.0	50.5	14.0%	280.8	244.6	36.2	14.8%

Intercompany elimination	(5.8)	—	(5.8)	NM	—	—	—

Total	$1,369.0	$360.0	$1,009.0	NM	$1,223.7	$244.6	$979.1	NM

	For the Six Months Ended June 30,
	Gross Premiums Written				Net Premiums Written
	2012	2011	Change	% Change	2012	2011	Change	% Change
Reinsurance segment:
Property	$378.9	$—	$378.9	NM	$360.6	$—	$360.6	NM
Casualty and Other	831.5	—	831.5	NM	818.6	—	818.6	NM

	1,210.4	—	1,210.4	NM	1,179.2	—	1,179.2	NM

Insurance segment:
RSUI	612.5	532.9	79.6	14.9%	396.6	337.4	59.2	17.5%
CATA	80.2	76.2	4.0	5.2%	75.7	71.6	4.1	5.7%
PCC	6.3	1.1	5.2	472.7%	6.4	2.2	4.2	190.9%

	699.0	610.2	88.8	14.6%	478.7	411.2	67.5	16.4%

Intercompany elimination	(7.0)	—	(7.0)	NM	—	—	—

Total	$1,902.4	$610.2	$1,292.2	NM	$1,657.9	$411.2	$1,246.7	NM

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended June 30, 2012

(in millions)

	Reinsurance Segment			Insurance Segment
		Casualty &						Total	Corporate
	Property	Other	Total	RSUI	CATA	PCC	Total	Segments	Activities	Consolidated
Premiums written:
Gross	$307.8	$656.5	$964.3	$365.2	$41.7	$3.6	$410.5	$1,374.8	$(5.8)	$1,369.0
Net	296.9	646.0	942.9	237.7	39.4	3.7	280.8	1,223.7	—	1,223.7
Net premiums earned	$272.8	$620.5	$893.3	$163.9	$35.6	$3.1	$202.6	$1,095.9	$—	$1,095.9

Net loss and LAE:
Current year	94.0	466.8	560.8	86.1	17.0	2.3	105.4	666.2	—	666.2
Prior years	—	—	—	5.6	8.4	0.7	14.7	14.7	—	14.7

	94.0	466.8	560.8	91.7	25.4	3.0	120.1	680.9	—	680.9
Commissions, brokerage and other underwriting expenses	57.6	109.4	167.0	45.8	19.6	6.7	72.1	239.1	—	239.1

Underwriting profit (loss)	$121.2	$44.3	$165.5	$26.4	$(9.4)	$(6.6)	$10.4	175.9	—	175.9

Net investment income								95.3	(4.4)	90.9
Net realized capital gains								39.4	—	39.4
OTTI losses								(1.1)	—	(1.1)
Gain on bargain purchase								—	—	—
Other income								0.7	8.6	9.3
Other operating expenses								23.7	11.1	34.8
Corporate administration								—	11.1	11.1
Amortization of intangible assets								108.1	—	108.1
Interest expense								11.1	4.7	15.8

Earnings before income taxes								$167.3	$(22.7)	$144.6

Ratios:
Net loss and LAE
Current year	34.5%	75.2%	62.8%	52.5%	47.8%	74.2%	52.0%	60.8%
Prior years	0.0%	0.0%	0.0%	3.4%	23.5%	22.9%	7.3%	1.3%

	34.5%	75.2%	62.8%	55.9%	71.3%	97.1%	59.3%	62.1%
Expense	21.1%	17.6%	18.7%	27.9%	55.1%	215.8%	35.6%	21.8%

Combined	55.6%	92.8%	81.5%	83.8%	126.4%	312.9%	94.9%	83.9%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended June 30, 2011

(in millions)

	Reinsurance Segment			Insurance Segment
		Casualty &						Total	Corporate
	Property	Other	Total	RSUI	CATA	PCC	Total	Segments	Activities	Consolidated
Premiums written:
Gross	$—	$—	$—	$320.7	$38.6	$0.7	$360.0	$360.0	$—	$360.0
Net	—	—	—	206.6	36.2	1.8	244.6	244.6	—	244.6
Net premiums earned	$—	$—	$—	$144.4	$37.9	$1.6	$183.9	$183.9	$—	$183.9

Net loss and LAE:
Current year	—	—	—	97.6	19.8	0.6	118.0	118.0	—	118.0
Prior years	—	—	—	(13.6)	2.7	15.5	4.6	4.6	—	4.6

	—	—	—	84.0	22.5	16.1	122.6	122.6	—	122.6
Commissions, brokerage and other underwriting expenses	—	—	—	40.9	17.1	6.1	64.1	64.1	—	64.1

Underwriting profit (loss)	$—	$—	$—	$19.5	$(1.7)	$(20.6)	$(2.8)	(2.8)	—	(2.8)

Net investment income								31.0	(2.4)	28.6
Net realized capital gains								6.5	—	6.5
OTTI losses								—	—	—
Gain on bargain purchase								—	—	—
Other income								0.1	0.1	0.2
Other operating expenses								6.5	1.4	7.9
Corporate administration								—	5.0	5.0
Amortization of intangible assets								0.8	—	0.8
Interest expense								—	4.3	4.3

Earnings before income taxes								$27.5	$(13.0)	$14.5

Ratios:
Net loss and LAE
Current year				67.6%	52.4%	37.3%	64.2%	64.2%
Prior years				-9.4%	7.1%	968.8%	2.5%	2.5%

				58.2%	59.5%	1006.1%	66.7%	66.7%
Expense				28.3%	45.1%	386.6%	34.9%	34.9%

Combined				86.5%	104.6%	1392.7%	101.6%	101.6%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Six Months Ended June 30, 2012

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$378.9	$831.5	$1,210.4	$612.5	$80.2	$6.3	$699.0	$1,909.4	$(7.0)	$1,902.4
Net	360.6	818.6	1,179.2	396.6	75.7	6.4	478.7	1,657.9	—	1,657.9
Net premiums earned	$338.9	$797.5	$1,136.4	$317.8	$70.3	$5.6	$393.7	$1,530.1	$—	$1,530.1

Net loss and LAE:
Current year	111.8	596.7	708.5	168.8	34.0	4.2	207.0	915.5	—	915.5
Prior years	—	—	—	(12.0)	9.9	1.4	(0.7)	(0.7)	—	(0.7)

	111.8	596.7	708.5	156.8	43.9	5.6	206.3	914.8	—	914.8
Commissions, brokerage and other underwriting expenses	65.7	130.5	196.2	90.6	38.9	13.4	142.9	339.1	—	339.1

Underwriting profit (loss)	$161.4	$70.3	$231.7	$70.4	$(12.5)	$(13.4)	$44.5	276.2	—	276.2

Net investment income								136.0	8.1	144.1
Net realized capital gains								68.8	38.7	107.5
OTTI losses								(2.9)	—	(2.9)
Gain on bargain purchase								—	494.9	494.9
Other income								1.0	8.6	9.6
Other operating expenses								37.5	13.0	50.5
Corporate administration								—	58.4	58.4
Amortization of intangible assets								140.0	—	140.0
Interest expense								15.8	9.0	24.8

Earnings before income taxes								$285.8	$469.9	$755.7

Ratios:
Net loss and LAE
Current year	33.0%	74.8%	62.3%	53.1%	48.4%	75.0%	52.6%	59.8%
Prior years	0.0%	0.0%	0.0%	-3.8%	14.2%	24.4%	-0.2%	0.0%

	33.0%	74.8%	62.3%	49.3%	62.6%	99.4%	52.4%	59.8%
Expense	19.4%	16.4%	17.3%	28.5%	55.2%	239.1%	36.3%	22.2%

Combined	52.4%	91.2%	79.6%	77.8%	117.8%	338.5%	88.7%	82.0%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Six Months Ended June 30, 2011

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$—	$—	$—	$532.9	$76.2	$1.1	$610.2	$610.2	$—	$610.2
Net	—	—	—	337.4	71.6	2.2	411.2	411.2	—	411.2

Net premiums earned	$—	$—	$—	$286.0	$77.1	$1.7	$364.8	$364.8	$—	$364.8

Net loss and LAE:
Current year	—	—	—	166.8	40.6	0.7	208.1	208.1	—	208.1
Prior years	—	—	—	(31.6)	1.0	16.1	(14.5)	(14.5)	—	(14.5)

	—	—	—	135.2	41.6	16.8	193.6	193.6	—	193.6
Commissions, brokerage and other underwriting expenses	—	—	—	82.3	36.5	11.8	130.6	130.6	—	130.6

Underwriting profit (loss)	$—	$—	$—	$68.5	$(1.0)	$(26.9)	$40.6	40.6	—	40.6

Net investment income								61.2	(1.0)	60.2
Net realized capital gains								41.2	—	41.2
OTTI losses								—	—	—
Gain on bargain purchase								—	—	—
Other income								0.3	0.8	1.1
Other operating expenses								15.6	1.8	17.4
Corporate administration								—	11.4	11.4
Amortization of intangible assets								1.6	—	1.6
Interest expense								—	8.7	8.7

Earnings before income taxes								$126.1	$(22.1)	$104.0

Ratios:
Net loss and LAE
Current year				58.3%	52.7%	41.2%	57.0%	57.0%
Prior years				-11.0%	1.2%	951.1%	-4.0%	-4.0%

				47.3%	53.9%	992.3%	53.1%	53.1%
Expense				28.8%	47.4%	697.2%	35.8%	35.8%

Combined				76.1%	101.3%	1689.6%	88.9%	88.9%